                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM 8-K/A
                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): November 29, 1999


                                  ATMI, INC.
            (Exact name of registrant as specified in its charter)


         Delaware                       0-30130                 06-1481060
(State or other jurisdiction      (Commission file number)    (I.R.S. employer
        of incorporation)                                    identification no.)


         7 Commerce Drive
        Danbury, Connecticut                                       06810
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code: (203) 794-1100
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Item 2.  Acquisition or Disposition of Assets.

         MST Merger Agreement

         On November 29, 1999 pursuant to an Agreement and Plan of Merger dated as of November 29, 1999 (the "MST Merger Agreement") by and among ATMI, Inc. ("ATMI"), Fog Acquisition Corporation, a wholly-owned Delaware subsidiary of ATMI ("Fog"), MST Analytics, Inc., a Delaware corporation ("MST"), and the Controlling Stockholders of MST as defined in the MST Merger Agreement, Fog merged (the "MST Merger") with and into MST, with MST being the surviving corporation. As a result of the MST Merger, MST became a wholly-owned subsidiary of ATMI.

         Pursuant to the MST Merger, each outstanding share of MST capital stock was converted into .95280 (the "Exchange Ratio") shares of ATMI common stock. Pursuant to the MST Merger, a total of 1,074,601 shares of ATMI common stock were issued (after accounting for the conversion of options and warrants exercisable into MST capital stock into similar options exercisable into ATMI common stock based upon the Exchange Ratio).

         The MST Merger is intended to be a tax-free transaction under the Internal Revenue Code of 1986, as amended (the "Code"), and will be accounted for as a pooling of interests. MST manufactures gas sensing products, liquid analyzers and process control systems which are used in the manufacture of semiconductors. ATMI intends to continue the business currently performed by MST as a wholly-owned subsidiary of ATMI.

         The foregoing description of the terms and provisions of the MST Merger Agreement is qualified in its entirety by reference to the full text of the MST Merger Agreement which is filed herewith and incorporated by reference.

         Other Acquisitions

         On November 24, 1999, ATMI acquired all of the capital stock of Newform, N.V., a Belgian corporation ("Newform") in exchange for 550,000 shares of ATMI common stock (the "Newform Acquisition"). The Newform Acquisition is intended to be a tax-free transaction under the Code and will be accounted for as a pooling of interests. Newform provides high-purity flexible ultra-clean Cleanstream(TM) packaging to the semiconductor and pharmaceutical industries.


Item 7.  Financial Statements and Exhibits.

               (a)  Financial Statements of Business Acquired.  Not required.
                    -----------------------------------------

               (b)  Pro Forma Financial Information.  Not required.
                    -------------------------------

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               (c)  Exhibits.
                    --------

               Exhibit No.                        Description
               -----------                        -----------

               2.1 Agreement and Plan of Merger dated as of November 29, 1999 by and among ATMI, Inc., Fog Acquisition Corporation, MST Analytics, Inc., and the Controlling Stockholders of MST Analytics, Inc. as identified therein. (1)

               23.1         Consent of Ernst & Young LLP. (2)

               23.2         Consent of PricewaterhouseCoopers LLP. (2)

               23.3         Consent of Deloitte & Touche LLP. (2)

               23.4         Consent of Arthur Andersen LLP. (2)

               23.5         Consent of Rath, Anders, Dr. Wanner & Partner. (2)

               27.1         Financial Data Schedule. (2)

               27.2         Financial Data Schedule. (2)

               99.1         Press Release issued by ATMI dated October 15, 1999.
                            (1)

               99.2         Press Release issued by ATMI dated November 29,
                            1999. (1)

               99.3         Press Release issued by ATMI dated November 30,
                            1999. (1)

               99.4 Supplemental Selected Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations of ATMI, Inc. (as restated to reflect the acquisitions of Newform, N.V. on November 24, 1999 and MST Analytics, Inc. on November 29, 1999). (2)

               99.5 Supplemental Consolidated Financial Statements of ATMI, Inc. for the years ended December 31, 1998, 1997 and 1996 and the nine months ended September 30, 1999 and 1998 (as restated to reflect the acqusitions of Newform, N.V. on November 24, 1999 and MST Analytics, Inc. on November 29, 1999). (2)

               _________________________
               (1)  Previously filed.
               (2)  Filed herewith.

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 13, 2000            ATMI, INC.

                                   /s/Daniel P. Sharkey
                                   -------------------------------------------
                                      Daniel P. Sharkey
                                      Vice President, Chief Financial Officer
                                      and Treasurer (Chief Accounting Officer)

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                                  EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------
2.1           Agreement and Plan of Merger dated as of November 29, 1999 by and among ATMI, Inc., Fog Acquisition Corporation, MST Analytics,
              Inc., and the Controlling Stockholders of MST Analytics, Inc. as
              identified therein. (1)

23.1          Consent of Ernst & Young LLP. (2)

23.2          Consent of PricewaterhouseCoopers LLP. (2)

23.3          Consent of Deloitte & Touche LLP. (2)

23.4          Consent of Arthur Andersen LLP. (2)

23.5          Consent of Rath, Anders, Dr. Wanner & Partner. (2)

27.1          Financial Data Schedule. (2)

27.2          Financial Data Schedule. (2)

99.1          Press Release issued by ATMI dated October 15, 1999. (1)

99.2          Press Release issued by ATMI dated November 29, 1999. (1)

99.3          Press Release issued by ATMI dated November 30, 1999. (1)

99.4 Supplemental Selected Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations of ATMI, Inc. (as restated to reflect the acquisitions of Newform, N.V. on November 24, 1999 and MST Analytics, Inc. on November 29,
              1999). (2)

99.5 Supplemental Consolidated Financial Statements of ATMI, Inc. for the years ended December 31, 1998, 1997 and 1996 and the nine months ended September 30, 1999 and 1998 (as restated to reflect the acqusitions of Newform, N.V. on November 24, 1999 and MST
              Analytics, Inc. on November 29, 1999). (2)

___________________________
(1)  Previously filed.
(2)  Filed herewith.

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